As filed with the Securities and Exchange Commission on June 20, 1997

                                     Registration Statement No. 333-____________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                STORAGE USA, INC.
             (Exact name of Registrant as specified in its Charter)


              Tennessee                                62-1251239
   (State or other jurisdiction of       (I.R.S. Employer Identification Number)
   incorporation or organization)

                    10440 Little Patuxent Parkway, Suite 1100
                            Columbia, Maryland 21044
                                 (410) 730-9500
                (Address of principal executive office, including
                         zip code and telephone number)

                         STORAGE USA, INC. 1993 OMNIBUS
                                   STOCK PLAN
                            (Full title of the Plan)

                              --------------------

                                Mr. Dean Jernigan
                      Chairman and Chief Executive Officer
                                Storage USA, Inc.
                    10440 Little Patuxent Parkway, Suite 1100
                            Columbia, Maryland 21044
                                 (410) 730-9500
 (Name, address and telephone number including, area code, of agent for service)

                                 With a copy to:

                              Mr. Randall S. Parks
                                Hunton & Williams
                          Riverfront Plaza - East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                  804-788-8200

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                   Proposed maximum      Proposed maximum
    Title of securities         Amount to be        offering price           aggregate             Amount of
     to be registered            registered          per share(1)        offering price(1)     registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par              1,000,000           $39,810,000             $39.81              $12,063.64
value
-------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 19, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information.

                     Not required to be filed with the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Storage USA, Inc. ("the Company") with the Commission (Commission File No. 001-12910) under the Exchange Act are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the period ended December 31, 1996, as amended by Form 10-K/A filed April 3, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed April 15, 1997; (iii) the Company's Current Report on Form 8-K filed on February 18, 1997, the Company's Current Report on Form 8-K filed March 14, 1997, and Company's Current Report on Form 8-K filed on March 27, 1997, the Company's Current Report on Form 8-K filed May 28, 1997 and the Company's Current Report on Form 8-K filed May 30, 1997 and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 15, 1994, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of all of the Common Stock shall be deemed to be incorporated by reference herein.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Storage USA, Inc., 10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland 21044, Attention: Secretary (telephone 401/730-9500).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Charter obligates it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

         Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the

Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable. The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The TCBA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Company's Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

         The Second Amended and Restated Agreement of Limited Partnership of the Partnership provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable expenses) that relate to the operations of the Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes any person made a party to a proceeding by reason of his status as a director or officer of the Partnership, SUSA Management, Inc. or the Company, and such other persons (including affiliates of the Company or the Partnership) as the Company, may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Partnership, and in no event may an Indemnitee subject the limited partners of the Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Exhibit
-----------       -------

4.1 1993 Omnibus Stock Plan (incorporated herein by reference to the Company's Registration Statement on Form S-11, File No. 33-74072, as amended).

4.2               Amendment No. 2 to 1993 Omnibus Stock Plan.

5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2              Consent of Coopers & Lybrand, L.L.P.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danville, Virginia, on this 20th day of June, 1997.

                                          STORAGE USA, INC.
                                               (Registrant)


                                          By:   /s/ Christopher P. Marr
                                                -----------------------
                                               Senior Vice President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 1997. Each of the undersigned officers and directors of the registrant hereby constitutes Christopher P. Marr and Randall
S. Parks, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

   Signature                                   Title & Capacity
   ---------                                   ----------------

 /s/ Dean Jernigan                        Chairman of the Board, Chief Executive
---------------------------               Officer and Director
   Dean Jernigan                          (Principal Executive Officer)


                                          Director
---------------------------
   Howard P. Colhoun

  /s/ Mark Jorgensen                      Director
---------------------------
   Mark Jorgensen

  /s/ Caroline S. McBride                 Director
---------------------------
   Caroline S. McBride

  /s/ John P. McCann                      Director
---------------------------
   John P. McCann

  /s/ J. Marshall Peck                    Director
---------------------------
   J. Marshall Peck

  /s/ Dennis A. Reeve                     Director
---------------------------
   Dennis A. Reeve

                                          Director
---------------------------
   William D. Sanders

  /s/ Harry J. Thie                       Director
---------------------------
   Harry J. Thie

                                  EXHIBIT INDEX

              Exhibit No.                 Exhibit
              -----------                 -------

                  4.1 1993 Omnibus Stock Plan (incorporated herein by reference to the Company's Registraton Statement on Form S-11, File No. 33-74072, as amended).

                  4.2               Amendment No. 2 to 1993 Omnibus Stock Plan.

                  5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

                  23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

                  23.2              Consent of Coopers & Lybrand, L.L.P.